Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

SECOND QUARTER 2008 RESULTS

HORSHAM, PA, August 11, 2008—NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that during the second quarter of 2008 it had revenue of $405.0 million, a net loss of $14.8 million and EBITDA of $31.8 million. These results included an allowance for impairment of purchased accounts receivable of $24.6 million and approximately $4.9 million of restructuring and other nonrecurring charges primarily related to the acquisitions of Systems & Services Technologies, Inc. (“SST”) and Outsourcing Solutions Inc. (“OSI”). Excluding the impact of the impairment and nonrecurring charges, NCO had revenue of $429.6 million and EBITDA of $61.3 million, which was generally consistent with the Company’s expectations.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the second quarter of 2008, the ARM division operated above its profitability targets despite some shortfalls in revenue primarily as a result of lower than expected collections in the PM division. During the quarter, the CRM division operated below its profitability and revenue targets primarily as a result of fluctuations in client volumes due to the weaker than expected economy. This was partially offset by the accelerated ramp-up of several new opportunities from our existing clients. During the quarter, PM operated below its targets for revenue, primarily as a result of a further deterioration in consumer payment patterns during the quarter. PM’s results included the $24.6 million allowance for impairment.

Commenting on the quarter Michael J. Barrist, Chairman and Chief Executive Officer, stated, “The second quarter represented a clear example of why our diverse business model provides a natural hedge to changes in our operating environment. During the quarter our service businesses continued to over perform despite an absence of planned revenue from the collection of our owned portfolios and some volume fluctuations amongst our CRM clients. The reduced collections in our PM business negatively impacted our earnings and caused us to incur additional impairment on several older portfolios. However, it is important to note that these charges were partially offset by meaningful reductions during the quarter in nonrecourse interest expense and the minority interest of our nonrecourse lender.

As we enter the back half of the year, we are focused on maintaining stability in our service business and positioning ourselves for increased opportunities as our client base readjusts to the ongoing changes in consumer payment patterns. Additionally, our PM business continues to refine its underwriting criteria with a focus toward purchasing portfolios that are likely to perform well as ongoing changes to the consumer continue to unfold.”

The Company also announced that it will host an investor conference call on Tuesday, August 12, 2008, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (888) 209-7450 (domestic callers) or (706) 634-6082 (international callers) and providing the pass code 59520676. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 59520676.

About NCO Group, Inc.

NCO Group, Inc. is a global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 140 offices in the United States, Canada, the Philippines, Panama, the Caribbean, India, the United Kingdom, Mexico and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to fluctuations in quarterly operating results, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in the portfolio market, statements as to trends, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, risks related to the economy, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2007, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008(1)	2007	2008(2)	2007
Revenues	$404,984	$329,633	$769,552	$664,771

Operating costs and expenses:
Payroll and related expenses	223,894	169,353	420,313	341,460
Selling, general and admin. expenses	147,619	115,539	276,437	231,899
Depreciation and amortization expense	32,147	25,379	59,933	50,307
Restructuring charges	4,227	—	6,868	—

	407,887	310,271	763,551	623,666

(Loss) Income from operations	(2,903)	19,362	6,001	41,105
Interest and other expense, net	23,043	20,083	44,752	43,712

Loss before income taxes	(25,946)	(721)	(38,751)	(2,607)
Income tax benefit	(8,107)	(676)	(12,003)	(1,515)

Loss before minority interest	(17,839)	(45)	(26,748)	(1,092)
Minority interest	3,088	(1,268)	2,761	(2,671)

Net loss	$(14,751)	$(1,313)	$(23,987)	$(3,763)

Selected Cash Flow Information:	For the Six Months Ended June 30,
	2008	2007
Net cash provided by operating activities	$68,312	$36,761
Purchases of accounts receivable	73,889	74,024
Purchases of property and equipment	18,310	12,791

Selected Balance Sheet Information:	As of June 30, 2008	As of December 31, 2007
Cash and cash equivalents	$48,416	$31,283
Working capital	139,477	162,471
Long-term debt, including current portion	1,064,066	927,696

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended June 30, 2008(1)
	ARM	CRM	PM	Intercompany Eliminations			Consolidated
Revenues	334,788	84,768	8,803	(23,375)	(3	)(4)	404,984

Operating costs and expenses:
Payroll and related expenses	160,446	62,173	1,980	(705)	(4)		223,894
Selling, general and admin. expenses	131,619	14,997	23,673	(22,670)	(3)		147,619
Depreciation and amortization expense	21,025	9,762	1,360	—			32,147
Restructuring charges	1,888	2,339	—	—			4,227

	314,978	89,271	27,013	(23,375)			407,887

Income (loss) from operations	$19,810	$(4,503)	$(18,210)	$—			$(2,903)

	For the Three Months Ended June 30, 2007
	ARM	CRM	PM	Intercompany Eliminations			Consolidated
Revenues	$230,076	$81,639	$43,629	$(25,711)	(3	)(4)	$329,633

Operating costs and expenses:
Payroll and related expenses	107,579	59,874	1,998	(98)	(4)		169,353
Selling, general and admin. expenses	101,275	12,998	26,879	(25,613)	(3)		115,539
Depreciation and amortization expense	16,833	7,649	897	—			25,379

	225,687	80,521	29,774	(25,711)			310,271

Income (loss) from operations	$4,389	$1,118	$13,855	$—			$19,362

NCO GROUP, INC.

Reconciliation of Unaudited EBITDA to Net Loss(5)

(in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2008	2007	2008	2007
Net loss	$(14,751)	$(1,313)	$(23,987)	$(3,763)
Income tax benefit	(8,107)	(676)	(12,003)	(1,515)
Interest expense, net	22,464	21,833	44,591	44,782
Depreciation and amortization	32,147	25,379	59,933	50,307

EBITDA(5)	$31,753	$45,223	$68,534	$89,811

(1)	Includes $4.9 million of nonrecurring charges primarily related to the acquisition of Systems & Services Technologies, Inc. and Outsourcing Solutions Inc.
(2)	Includes $10.4 million of nonrecurring charges primarily related to the acquisition of Systems & Services Technologies, Inc. and Outsourcing Solutions Inc.
(3)	Represents the elimination of intercompany revenue for services provided by ARM to Portfolio Management.
(4)	Represents the elimination of intercompany revenue for services provided by CRM to ARM.
(5)	Earnings before interest expense, taxes, depreciation and amortization, referred to as EBITDA, is presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA as presented herein is not necessarily comparable to similarly titled measures of other companies.